UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

NISSAN AUTO LEASE TRUST 2016-B

(Exact name of Issuing Entity as specified in its charter with respect to the Notes)

Central Index Key Number: 0001682951

NISSAN AUTO LEASING LLC II

(Exact name of Depositor as specified in its charter and Transferor of the SUBI Certificate to the Issuing Entity)

Central Index Key Number: 0001244832

NISSAN-INFINITI LT

(Exact name of Issuer as specified in its charter with respect to the SUBI Certificate)

Central Index Key Number: 0001244827

NISSAN MOTOR ACCEPTANCE CORPORATION

(Exact name of Sponsor as specified in its charter)

Central Index Key Number: 0001540639

DELAWARE	333-209768-03	38-7168730
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE	37067
(Address of principal executive offices)	(Zip Code)

(615) 725-1127

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. OTHER EVENTS.

The Depositor has filed a prospectus, dated September 13, 2016, setting forth a description of the pool of closed-end Nissan and Infiniti leases, the related Nissan and Infiniti leased vehicles and related assets and the structure of $120,000,000 aggregate principal amount of the Class A-1 Asset Backed Notes, $375,000,000 aggregate principal amount of the Class A-2a Asset Backed Notes, $160,000,000 aggregate principal amount of the Class A-2b Asset Backed Notes, $388,000,000 aggregate principal amount of the Class A-3 Asset Backed Notes and $97,000,000 aggregate principal amount of the Class A-4 Asset Backed Notes by Nissan Auto Lease Trust 2016-B.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 5.1	Opinion of Mayer Brown LLP, dated as of September 20, 2016, as to legality matters
Exhibit 8.1	Opinion of Mayer Brown LLP, dated as of September 20, 2016, as to certain tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2016	NISSAN AUTO LEASING LLC II

	By:	/s/ Steven W. Hetrick
	Name:	Steven W. Hetrick
	Title:	Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 5.1	Opinion of Mayer Brown LLP, dated as of September 20, 2016, as to legality matters
Exhibit 8.1	Opinion of Mayer Brown LLP, dated as of September 20, 2016, as to certain tax matters